EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
(As of March 1, 2007)
Allegheny Steel Distributors, Inc., a Pennsylvania corporation
Aluminum and Stainless, Inc., a Louisiana corporation
American Metals Corporation, a California corporation
American Steel, L.L.C., an Oregon limited liability company
AMI Metals, Inc., a Tennessee corporation
CCC Steel, Inc., a Delaware corporation
Chapel Steel Corp., a Pennsylvania corporation
Chatham Steel Corporation, a Georgia corporation
Crest Steel Corporation, a California corporation
Durrett Sheppard Steel Co., Inc., a California corporation
Earle M. Jorgensen Company, a Delaware corporation
Earle M. Jorgensen (Canada) Inc., a corporation formed under the laws of Ontario, Canada
Encore Metals (USA) Inc., a Washington corporation
Liebovich Bros., Inc., an Illinois corporation
Lusk Metals, a California corporation
Pacific Metal Company, an Oregon corporation
PDM Steel Service Centers, Inc., a California corporation
Phoenix Corporation, a Georgia corporation
Precision Strip, Inc., an Ohio corporation
Reliance Pan Pacific Pte., Ltd., a Singapore corporation
RSAC Canada Limited, a corporation formed under the laws of Alberta, Canada
RSAC Canada (Tube) ULC, a corporation formed under the laws of Alberta, Canada
RSAC Management Corp., a California corporation
Service Steel Aerospace Corp., a Delaware corporation
Siskin Steel & Supply Company, Inc., a Tennessee corporation
Toma Metals, Inc., a Pennsylvania corporation
Valex Corp., a California corporation
Viking Materials, Inc., a Minnesota corporation
Yarde Metals Inc., a Connecticut corporation

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